Ohr Pharmaceutical, Inc. 10-K

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 220487) and Form S-8 (No. 333-215382) of Ohr Pharmaceutical, Inc. of our report dated January 3, 2019, relating to the consolidated financial statements for the year ended September 30, 2018, which report appears in this Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 3, 2019